                                                                Exhibit 5.1



               [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY]


                                 August 2, 1996



Outdoor Systems, Inc.
2502 North Black Canyon Highway
Phoenix, Arizona 85009

        Re:  Registration Statement on Form S-3
             Filed with the Securities and Exchange Commission on August 2, 1996

Gentlemen:

        We have served as counsel for Outdoor Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 2, 1996 (the "Registration Statement"), of a proposed public offering by the Company of 6,775,000 shares, of its authorized common stock, par value $.01 per share (the "Common Stock"), and the sale by the selling stockholders of 930,000 shares of Common Stock (collectively, the "Primary Shares"). In addition, the Company proposes to grant to Alex. Brown & Sons, Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and CIBC Wood Gundy Securities Corp. and the other underwriters to be named in the Registration Statement (the "Underwriters") an option to purchase up to an additional 1,155,750 shares of Common Stock to cover over-allotments, if any (the "Over-allotment Shares"). The Primary Shares and the Over-allotment Shares are hereinafter referred to as the "Shares".

        We have examined and are familiar with the Registration Statement, the proposed form of Underwriting Agreement among the Underwriters, the Company and the selling stockholders and originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and advisable.

        Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that upon issuance (as to the Shares being sold by the Company) and the sale and delivery thereof as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

        We do hereby consent to the reference to our firm under the heading "Certain Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.

                                        Very truly yours,


                                        POWELL, GOLDSTEIN, FRAZER & MURPHY